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                                                                EXHIBIT 10.22


                             OFFER, AGREEMENT AND ESCROW
                       INSTRUCTIONS FOR PURCHASE OF REAL ESTATE


                                                                 August 11, 1995
                                                   (Date for Reference Purposes)


1.  BUYER.

    1.1 RAYMOND I SCHERR or assignee, (the "Buyer") hereby offers to purchase the real property, hereinafter described, from the GUITAR CENTER MANAGEMENT COMPANY, INC., PROFIT SHARING PLAN (the "Seller") (collectively, the "Parties" or individually, a "Party"), through an escrow (the "Escrow") to close on such date as the parties shall agree upon in writing (the "Expected Closing Date") to be held by an escrow company jointly selected by the Buyer and Seller and so designated in writing (the "Escrow Holder"), upon the terms and conditions set forth in this agreement (the "Agreement").

    1.2 The term "Date of Agreement" as used herein shall be the date when by execution and delivery of this document, Buyer and Seller have reached agreement in writing whereby Seller agrees to sell, and Buyer agrees to purchase, the Property upon terms accepted by both Parties.

2.  PROPERTY.

    2.1 The real property (the "Property") that is the subject of this offer consists of a commercial building, which is located in the City of Burbank, County of Cook, State of Illinois, is commonly known by the street address of 8250 South Cicero Avenue, Burbank, Illinois, and is legally described as the East 1/2 of Lot 5 (except the north 50 feet thereof and except the east 17 feet thereof) in Frederick H. Bartlett's Aero Fields, being a subdivision of the south 20 acres of the east 1/2 of the north east 1/4 of Section 33, Township 38 North, Range 13 East of the Third Principal Meridian, and the south east 1/4 of
Section 33 (except part thereof dedicated for public highway by Document No. 7737153, recorded December 5, 1922, in Book 175 of Plats, Page 20) in Cook County, Illinois.

    2.2 If the legal description of the Property is not complete or is inaccurate, this Agreement shall not be invalid and the legal description shall be completed or corrected to meet the requirements of the title company jointly selected by the Buyer and Seller and so designated in writing (the "Title Company"), which Title Company shall issue the title policy hereinafter described.

    2.3 The property includes, at no additional cost to Buyer, the permanent improvements thereon, including those items which the law of the State of Illinois provides is part of the Property, as well as the following items, if any, owned by the Seller and presently located in the Property: electrical distribution systems (power panels, buss ducting, conduits, disconnects, lighting fixtures), telephone distribution systems (lines, jacks and connections),


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space heaters, air conditioning equipment, air lines, fire sprinkler systems, security systems, carpets, window coverings and wall coverings (collectively the "Improvements").

3.  PURCHASE PRICE.

    3.1 The purchase price (the "Purchase Price") to be paid by Buyer to Seller for the Property shall be $960,100, payable as follows:

           Deposit into escrow prior to Closing, pursuant to the
           terms of paragraph 7.3(a):                               $960,100.00
                                                                      ----------

                   TOTAL PURCHASE PRICE                             $960,100.00
                                                                      ----------

    3.2 The Purchase Price above includes both the value of the fee simple in the Property and the present value of the right to receive lease payments for the remainder of the lease term from the tenant under the terms of that certain Lease ("Lease") for the property, dated March 3, 1989, entered into between the Seller herein and Guitar Center Management Company, Inc., a California corporation ("Lessee"). The Seller and the Lessee are currently in negotiation regarding the cancellation of the Lease. In the event, prior to the Closing, the Seller receives any payments from the Lessee for the cancellation of the Lease, such payment(s) shall be applied towards the present value of the right to receive such lease payments and the Purchase Price shall be reduced by the amount of such payments, up to a maximum of $60,100.

4.  REAL ESTATE BROKERS.

    4.1 Buyer and Seller each represent and warrant to the other that he/it has had no dealings with any person, firm, broker or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated herein, and no broker or other person, firm or entity is/are entitled to any commission or finder's fee in connection with this transaction as the result of any dealings or acts of such Party. Buyer and Seller do each hereby agree to indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges which may be claimed by any broker, finder or other similar party, by reason of any dealings or act of the indemnifying Party.

5.  ESCROW AND CLOSING.

    5.1 Upon acceptance hereof by Seller, this Agreement shall constitute not only the agreement of purchase and sale between Buyer and Seller, but also instructions to Escrow Holder for the consummation of the Agreement through the Escrow. Escrow Holder shall not prepare any further escrow instructions restating or amending this Agreement unless specifically so instructed by the Parties herein or unless required by Escrow Holder in order to handle this Escrow.


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    5.2    Escrow Holder is hereby authorized and instructed to conduct the
Escrow in accordance with this Agreement, applicable law, custom and practice of the community in which Escrow Holder is located, including any reporting requirements of the Internal Revenue Code. In the event of a conflict between the law of the state where the Property is located and the law of the state where the Escrow Holder is located, the law of the state where the Property is located shall prevail.

    5.3 Subject to satisfaction of the contingencies herein described, Escrow Holder shall close this escrow (the "Closing") by recording the grant deed and other documents required to be recorded and by disbursing the funds and documents in accordance with this Agreement.

    5.4 If this transaction is terminated for non-satisfaction and non-waiver of a Buyer's Contingency, as defined in paragraph 6.4, then neither of the Parties shall thereafter have any liability to the other under this Agreement, except to the extent of the breach of any affirmative covenant or warranty in this Agreement that may have been involved. In the event of such termination, Buyer shall be promptly refunded all funds deposited by or on behalf of Buyer with Escrow Holder or Seller, less only Title Company and Escrow Holder cancellation fees and costs, all of which shall be Buyer's obligation.

    5.5 The Closing shall occur on the Expected Closing Date, or as soon thereafter as the Escrow is in condition for Closing; provided, however, that if the Closing does not occur by the Expected Closing Date and the Expected Closing Date is not extended by mutual instructions of the Parties, a Party hereto not then in default under this Agreement may notify the other Party and the Escrow Holder, in writing that, unless the Closing occurs within five (5) business days following said notice, the Escrow and this Agreement shall be deemed terminated without further notice or instructions.

    5.6 Should the Closing not occur during said five (5) day period, this Agreement and Escrow shall be deemed terminated and Escrow Holder shall forthwith return all monies and documents, less only Escrow Holder's reasonable fees and expenses, to the Party who deposited them. Such Party shall indemnify and hold Escrow Holder harmless in connection with such return. However, no refunds or documents shall be returned to a party claimed by written notice to Escrow Holder to be in default under this Agreement.

    5.7 Except as otherwise provided herein, the termination of Escrow and this Agreement and/or the return of deposited funds or documents shall not relieve or release either Buyer or Seller from any obligation to pay Escrow Holder's fees and costs or constitute a waiver, release or discharge of any breach or default that has occurred in the performance of the obligations, agreements, covenants or warranties contained herein.

    5.8 If this Agreement terminates for any reason other than Seller's breach or default, then at Seller's request, and as a condition to the return of Buyer's deposit, Buyer shall, within five (5) days after written request therefore, deliver to Seller, at no charge, copies of all surveys, engineering studies, soil reports, maps, master plans, feasibility studies and other similar items prepared by or for Buyer that pertain to the Property.


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6.  CONTINGENCIES TO CLOSING.

    6.1 The Closing of this transaction is contingent upon the satisfaction or waiver of the following contingencies:

           (a) HAZARDOUS SUBSTANCE CONDITIONS REPORT. Buyer's written approval, within thirty (30) days following the later of the Date of Agreement or receipt by Buyer of the Property Information Sheet, of a Hazardous Substance Conditions report or a "phase one" environmental survey report concerning the Property and relevant adjoining properties. Such report will be obtained at Seller's direction and expense. A "Hazardous Substance" for purposes of this Agreement is defined as any substance whose nature and/or quantity of existence, use, manufacture, disposal or effect, render it subject to Federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare. A "Hazardous Substance Condition" for purposes of this Agreement is defined as the existence on, under or relevantly adjacent to the Property of a Hazardous Substance that would require remediation and/or removal under applicable Federal, state or local law.

           (b) GOVERNMENTAL APPROVALS. Buyer's receipt within fifteen (15) days after the later of the Date of Agreement, of all approvals and permits from governmental agencies or departments which have or may have jurisdiction over the Property which Buyer deems necessary or desirable in connection with its intended use of the Property, including, but not limited to, permits and approvals required with respect to zoning, planning, building and safety, fire, police, handicapped access, transportation and environmental matters. Buyer's failure to deliver to Escrow Holder and Seller written notice terminating this Agreement prior to the expiration of said fifteen (15) day period as a result of Buyer's failure to obtain such approvals and permits shall be conclusively deemed to be Buyer's waive of this condition to Buyer's obligations under this Agreement.

           (c) CONDITION OF TITLE. Buyer's written approval of a current preliminary title report concerning the Property (the "PTR") issued by the Title Company, as well as all documents (the "Underlying Documents") (referred to in the PTR, and the issuance by the Title Company of the title policy described in
10.1. Seller shall cause the PTR and all Underlying Documents to be delivered to Buyer promptly after the Date of Agreement. Buyer's approval is to be given within ten (10) days after receipt of said PTR and legible copies of all Underlying Documents. The disapproval by Buyer of any monetary encumbrance, which by the terms of this Agreement is not to remain against the Property after the Closing, shall not be considered a failure of this condition, as Seller shall have the obligation, at Seller's expense, to satisfy and remove such disapproved monetary encumbrance at or before the Closing.

           (d) SURVEY. Buyer's written approval, within thirty (30) days after receipt of the PTR and Underlying Documents, of an ALTA title supplement based upon a survey prepared to American Land Title Association (the "ALTA") standards for an owner's policy by a licensed surveyor, showing the legal description and boundary lines of the Property, any easements of record, and any improvements, poles, structures and things located within ten (10) feet either side of the Property boundary lines. The survey shall be prepared at Buyer's direction and expense. If Buyer has obtained a survey and approved the ALTA title


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supplement, Buyer may elect within the period allowed for Buyer's approval of a survey to have an ALTA extended coverage owner's form of title policy, in which event Buyer shall pay any additional premium attributable thereto.

           (e) LESSEE'S REPRESENTATION AND WARRANTY. Buyer's written approval, within ten (10) days after receipt, of a document from the Lessee, executed by an authorized officer of the Lessee, containing Lessee's representation and warranty that Lessee and Seller have both performed all of their obligations and duties under the terms of the Lease; that there has been no default by either Seller or Lessee under the terms of the Lease; that Lessee has maintained the property in good condition and repair, as required under the terms of the Lease; that the Property is in compliance with all applicable codes and regulations; that Lessee has no knowledge of the existence or prior existence on the Property of any Hazardous Substance nor of the existence or prior existence of any above or below ground storage tank or tanks; that Lessee has no knowledge of any aspect or condition of the Property which violates applicable law, rules, regulations, codes or covenants, conditions or restrictions, or of improvements or alterations made to the Property without a permit where one was required, or of any unfulfilled order or directive of any applicable governmental agency or casualty insurance company that any work of investigation, remediation, repair, maintenance or improvement is to be performed on the Property; that there are no unsatisfied mechanic's or materialman's lien rights concerning the Property; and that Lessee has no knowledge of any actions, suits or proceedings pending or threatened before any commission, board, bureau, agency, instrumentality, arbitrator(s), court or tribunal that would affect the Property or the right to occupy or utilize same. Seller shall obtain and deliver to Buyer such representation and warranty from Lessee within thirty (30) days of the Date of Agreement.

           (f) OTHER AGREEMENTS. Buyer's written approval, within ten (10) days after receipt, of a copy of any other agreements ("Other Agreements") known to Seller that will affect the Property beyond the Closing. Seller shall cause said copies to be delivered to Buyer promptly after the Date of Agreement.

           (g) DESTRUCTION, DAMAGE OR LOSS. There shall not have occurred prior to the Closing, a destruction of, or damage or loss to, the Property or any portion thereof, from any cause whatsoever, which would cost more than $5,000.00 to repair or cure. If the cost of repair or cure is $5,000.00 or less, Seller shall repair or cure the loss prior to the Closing. Buyer shall have the option, within ten (10) days after receipt of written notice of a loss costing more than $5,000.00 to repair or cure, to either terminate this transaction or to purchase the Property notwithstanding such loss, but without deduction or offset against the Purchase Price. If the cost to repair or cure is more than $10,000.00, and Buyer does not elect to terminate this transaction, Buyer shall be entitled to any insurance proceeds applicable to such loss. Unless otherwise notified in writing by either Party, Escrow Holder shall assume no destruction, damage or loss costing more than $10,000.00 to repair or cure has occurred prior to Closing.

           (h) MATERIAL CHANGE. No Material Change, as hereinafter defined, shall have occurred with respect to the Property that has not been approved in writing by Buyer. For purposes of this Agreement, a "Material Change" shall be a change in the status of the use,


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occupancy, tenants, or condition of the Property as reasonably expected by the
Buyer, that occurs after the date of this offer and prior to the Closing; providing, however, that the termination of the Lease shall not constitute a "Material Change" under the terms of this paragraph. Buyer shall have ten (10) days following receipt of written notice from any source of any such Material Change within which to approve or disapprove same. Unless otherwise notified in writing by either party, Escrow Holder shall assume that no Material Change has occurred prior to the Closing.

           (i) SELLER PERFORMANCE. The delivery of all documents and the due performance by Seller of each and every undertaking and agreement to be performed by Seller under this Agreement.

           (j) BREACH OF WARRANTY. That each representation and warranty of Seller herein be true and correct as of the Closing. Escrow Holder shall assume that this condition has been satisfied unless notified to the contrary in writing by Buyer prior to the Closing.

           (k) SIMULTANEOUS CLOSE OF OTHER ESCROW. The Closing of shall be contingent upon, and shall occur simultaneously with, the close of the escrow established for the purchase of the property located at 1515 North Main Street, Santa Ana, California. Neither this Escrow nor the Other Escrow shall close unless and until both such Escrows are in the position to close simultaneously. In the event the Other Escrow shall, for any reason, not close, whether due to the fact that the contingencies precedent to the Other Escrow have not been satisfied or for any other reason, this Escrow shall be cancelled and neither party shall have any liability to the other party as a result of the cancellation of this Escrow.

    6.2 All of the contingencies specified in subparagraphs (a) through (j) of paragraph 6.1 are for the benefit of, and may be waived by, Buyer, and may be elsewhere herein referred to as "Buyer Contingencies"; provided, however, that the contingency specified in subparagraph (k) of paragraph 6.1 is for the benefit of, and may be waived by, both Buyer and Seller and such contingency may not be waived by either Buyer or Seller alone.

    6.3 If Buyer shall fail, within the applicable time specified, to approve or disapprove in writing to Escrow Holder and Seller, any item, matter or document subject to Buyer's approval under the terms of this Agreement, it shall be conclusively presumed that Buyer has approved such item, matter or document. Buyer's conditional approval shall constitute a disapproval, unless provision is made by the Seller within the time specified therefor by the Buyer in the conditional approval or by this Agreement, whichever is later, for the satisfaction of the condition imposed by the Buyer.

    6.4 If any Buyer's Contingency is not satisfied or if Buyer disapproves any matter subject to its approval within the time period applicable thereto ("Disapproved Item"), Seller shall have the right within ten (10) days following the expiration of the time period applicable to such Buyer Contingency or receipt of notice of Buyer's disapproval, as the case may be, to elect to cure such Disapproved Item ("Seller's Election"). Seller's failure to give to Buyer within said ten (10) day period, written notice of Seller's commitment to cure such Disapproved Item on or before the Expected Closing Date shall be conclusively presumed to


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be Seller's Election not to cure such Disapproved Item.  If Seller elects either by written notice or failure to give written notice, not to cure a Disapproved Item, Buyer shall have the election, within ten (10) days after Seller's Election, to either accept title to the Property subject to that Disapproved Item, or to terminate this transaction. Buyer's failure to elect termination by written notice to Seller within said ten (10) day period shall constitute
Buyer's election to accept title to the Property subject to that Disapproved
Item without deduction or effect. Unless expressly provided otherwise herein, Seller's right to cure shall not apply to Hazardous Substance Conditions referenced in paragraph 6.1(a). Unless the parties mutually instruct otherwise, if the time periods for the satisfaction of contingencies or for Seller's and Buyer's said Elections would expire on a date after the Expected Closing Date, the Expected Closing Date shall be deemed extended to coincide with the expiration of three (3) business days following the expiration of: (a) the applicable contingency period(s), (b) the period within which the Seller may elect to cure the Disapproved Item, or (c) if Seller elects not to cure, the period within which Buyer may elect to terminate this transaction, whichever is later.

    6.5 Buyer understands and agrees that until such time as all Buyer's Contingencies have been satisfied or waived, Seller and/or his agents may solicit, entertain and/or accept back-up offers to purchase the subject Property in the event the transaction covered by this Agreement is not consummated.

    6.6 As defined in subparagraph 6.1(a), Buyer and Seller acknowledge that extensive local, state and Federal legislation established broad liability upon owners and/or users of real property for the investigation and remediation of a Hazardous Substance Condition. The determination of the existence of a Hazardous Substance Condition and the evaluation of the impact of such a condition are highly technical. Buyer and Seller acknowledge that they have been advised to consult their own technical and legal experts with respect to the possible Hazardous Substance Condition aspects of the Property or adjoining properties. Buyer and Seller hereby assume all responsibility for the impact of such Hazardous Substance Conditions upon their respective interests herein.

7.  DOCUMENTS REQUIRED AT CLOSING.

    7.1 Escrow Holder shall cause to be issued to Buyer a standard coverage (or ALTA extended, if so elected under paragraph 6.1(c)) owner's form policy of title insurance effective as of the Closing, issued by the Title Company in the full amount of the Purchase Price, insuring title to the Property vested in Buyer, subject only to the exceptions approved by Buyer.

    7.2 Seller shall deliver or cause to be delivered to Escrow Holder in time for delivery to Buyer at the Closing, an original ink signed:

           (a) Grant deed (or equivalent), duly executed and in recordable form, conveying fee title to the Property to Buyer.

           (b) If applicable, the Existing Leases and Other Agreements together with duly executed assignments thereof by Seller and Buyer. The assignment of Existing Leases


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shall be on the most recent Assignment and Assumption of Lessor's Interest in
Lease form published by the A.I.R. or its equivalent.

           (c) The Lessee's written representation and warranty referred to in paragraph 6.1(e), above.

           (d) An affidavit executed by Seller to the effect that Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445 or successor statutes. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least three (3) business days prior to the Closing, Escrow Holder shall at the Closing deduct from Seller's proceeds and remit to Internal Revenue Service such sum as is required by applicable Federal law with respect to purchases from foreign sellers.

    7.3 Buyer shall deliver or cause to be delivered to Seller through escrow:

           (a) The cash portions of the Purchase Price and such additional sums as are required of Buyer under this Agreement for prorations, expenses and adjustments. The balance of the cash portion of the Purchase Price, including Buyer's escrow charges and other cash charges, if any, shall be deposited by Buyer with Escrow Holder, by cashier's check drawn upon a local major banking institution, federal funds wire transfer, or any other method acceptable to Escrow Holder as immediately collectable funds, no later than 11:00 o'clock A.M. on the business day prior to the Expected Closing Date.

           (b) The assumption portion of the Assignment and Assumption of Lessor's Interest in Lease form specified in paragraph 7.2(b), above, duly executed by Buyer with respect to the obligations of the Lessor accruing after the Closing as to each Existing Lease.

           (c) Assumptions duly executed by Buyer of the obligations of Seller that accrue after Closing under any Other Agreements.

8.  PRORATIONS, EXPENSES AND ADJUSTMENTS.

    8.1 Taxes. Real property taxes payable by the owner of the Property shall be prorated through Escrow as of the date of the Closing, based upon the latest tax bill available. The Parties agree to prorate as of the Closing any taxes assessed against the Property by supplemental bill levied by reason of events occurring prior to the Closing. Seller and Buyer acknowledge that the Lease provides that Lessee shall pay all property taxes accruing during the term of the Lease and that Buyer shall first seek to obtain payment of any such taxes applicable to the period prior to the Closing from the Lessee and only if the Lessee fails to make such payments shall Buyer seek payment therefore from Seller. Payment shall be made promptly in cash upon receipt of a copy of any such supplemental bill of the amount necessary to accomplish such proration. Seller shall pay and discharge in full at or before the Closing the unpaid balance of any special assessment bonds.


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    8.2    Insurance.  If Buyer elects to take an assignment of the existing casually and/or liability insurance that is maintained by Seller, the current premium therefor shall be prorated through Escrow as of the date of Closing.

    8.3 Rentals, Interest and Expenses. Collected rentals, interest on Existing Notes, utilities, and operating expenses shall be prorated as of the date of Closing. The Parties agree to promptly adjust between themselves outside of Escrow any rents received after the Closing.

    8.4 Security Deposit. Security Deposits held by Seller shall be given to Buyer by a credit to the cash required of Buyer at the Closing.

    8.5 Post Closing Matters. Any item to be prorated that is not determined or determinable at the Closing shall be promptly adjusted by the Parties by appropriate cash payment outside of the Escrow when the amount due is determined.

    8.6 Escrow Costs and Fees. Buyer and Seller shall each pay one-half of the Escrow Holder's charges and Seller shall pay the usual recording fees and any required documentary transfer taxes. Seller shall pay the premium for a standard coverage owner's or joint protection policy of title insurance.

9.  REPRESENTATION AND WARRANTIES OF SELLER AND DISCLAIMER.

    9.1 Seller's warranties and representations shall survive the Closing and delivery of the deed, and, unless otherwise noted herein, are true, material and relied upon by Buyer in all respects, both as of the Date of Agreement, and as of the date of Closing. Seller hereby makes the following warranties and representations to Buyer:

           (a) Authority of Seller. Seller is the owner of the Property and/or has the full right, power and authority to sell, convey and transfer the Property to Buyer as provided herein, and to perform Seller's obligations hereunder.

           (b) Maintenance During Escrow and Equipment Condition At Closing. Expect as otherwise provided in Paragraph 6.1(g) hereof dealing with destruction, damage or loss, Seller shall cause Lessee to maintain the Property until the Closing in its present condition, ordinary wear and tear excepted. The heating, ventilating, air conditioning, plumbing, elevators, loading doors and electrical systems shall be in good operating order and condition at the time of Closing.

           (c) Hazardous Substances/Storage Tanks. Seller has no knowledge or notice, except as otherwise disclosed to Buyer in writing, of the existence or prior existence of, or the presence in, on, or under the Property or in, on or about any property adjacent to, or in the immediate vicinity of the Property, of any Hazardous Substance (as defined in paragraph 6.1(c) and further defined in this paragraph, below) nor of the existence or prior existence of any above or below ground storage tank or tanks. Seller, to the best of Seller's knowledge, is delivering the Property to Buyer free of any hazardous substances. Seller has received no notice, warning, notice of violation, administrative complaint, judicial complaint or other formal


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or informal notice alleging that conditions on the Property are or have been in violation of any environmental law. Seller has no notice or knowledge of any proceeding, investigation or inquiry by any governmental authority (including without limitation the Environmental Protection Agency or the California State Department of Health Services) with respect to the presence of such Hazardous Materials on the Property or their migration from or to other property. For purposes of this Agreement, Hazardous Materials shall include but not be limited to substances defined as "hazardous substance," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (Title 42 United States Code Sections
 9601-9675); the Hazardous Materials Transportation Act, as amended (Title 49 United States Code Sections 1801-1819); the Resource Conservation and Recovery Act of 1976, as amended (Title 42 United States Code Sections 6901-6992k); the Toxic Substances Control Act (Title 15 United States Code Sections 2601
et seq.); the Insecticide, Fungicide, Rodenticide Act (Title 7 United States Code Sections 136 et seq.); the Superfund Amendments and Reauthorization Act (Title 42 United States Code Sections 6901 et seq.); the Clean Air Act (Title 42 United States Code Sections 7401 et seq.); the Safe Drinking Water Act (Title 42 United States Code Sections 300f et seq.); the Solid Waste Disposal Act (Title 42 United States Code Sections 6901 et seq.); the Surface Mining Control and Reclamation Act (Title 30 United States Code Sections 1201
et seq.); the Emergency Planning and Community Right to Know Act (Title 42 United States Code Sections 11001 et seq.); the Occupational Safety and Health Act (Title 29 United States Code Sections 655 and 657); the California Underground Storage of Hazardous Substances Act (California Health & Safety Code Sections 25280 et seq.); the California Hazardous Substances Account Act (California Health & Safety Code Sections 25300 et seq.); the California Hazardous Waste Control Act (California Health & Safety Code Sections 25100
et seq.); the California Safe Drinking Water and Toxic Enforcement Act (California Health & Safety Code Sections 24249.5 et seq.); the Porter-Cologne Water Quality Act (California Water Code Sections 13000 et seq.) or any laws regarding Hazardous Materials and Substances in effect in the state in which the Property is located, together with any amendments of or regulations promulgated under the statutes cited above and any other federal, state, or local law, statute, ordinance, or regulation now in effect or later enacted that pertains to occupational health or industrial hygiene, and only to the extent that the occupational health or industrial hygiene laws, ordinances, or regulations relate to Hazardous Substances in, on, under, or about the Property, or in, on, under or about any property adjacent to, or in the immediate vicinity of the Property, or the regulation or protection of the environment, including ambient air, soil, soil vapor, groundwater, surface water, or land use; and any substance defined as "hazardous waste" in California Health and Safety Code
Section  25117 or as "hazardous substance" in California Health and Safety Code
Section 25316, and in the regulations adopted and publications promulgated under these laws and any other substances, materials and wastes that are or become regulated or classified as hazardous or toxic under federal, state or local laws or regulations.

           (d) Compliance. Seller has no knowledge of any aspect or condition of the Property which violates applicable laws, rules, regulations, codes, or covenants, conditions or restrictions, or of improvements or alterations made to the Property without a permit where one was required, or of any unfulfilled order or directive of any applicable governmental agency or casualty insurance company that any work of investigations, remediation, repair, malpractice or improvement is to be performed on the Property.

           (e) Change In Agreement. Prior to the Closing, Seller will not violate or modify, verbally or in writing, any Existing Lease or Other Agreement, or create any new leases or other agreements affecting the Property, without Buyer's written approval, which approval will not be unreasonably withheld; provided, however, that Seller may terminate the Lease without Buyer's written approval but, in such circumstance, Seller shall notify Buyer and Escrow Holder, in writing, of any consideration received by Seller from Lessee upon the cancellation of the Lease so that the Purchase Price may be adjusted as provided in paragraph 3.2, above.

           (f) Possessory Rights. Seller has no knowledge that anyone will, at the Closing, have any right to possession of the Property, except for the Lessee or as disclosed by this Agreement or otherwise in writing to Buyer.

           (g) Mechanics' Liens. There are no unsatisfied mechanic's or materialman's lien rights concerning the Property.

           (h) Actions, Suits or Proceedings. Seller has no knowledge of any actions, suits or proceedings pending or threatened before any commission, board, bureau, agency, instrumentally, arbitrator(s) court or tribunal that would affect the Property or the right to occupy or utilize same.

           (i) Notice of Changes. Seller will promptly notify Buyer in writing of any Material Change (as defined in paragraph 6.1(h)) affecting the Property that becomes known to Seller prior to the Closing.

           (j) No Seller Bankruptcy Proceedings. Seller is not the subject of a bankruptcy, insolvency or probate proceeding.

    9.2 Buyer hereby acknowledges that, except as otherwise stated in this Agreement, Lessee has been responsible for maintaining the Property during the term of the Lease and that Buyer is purchasing the Property in its existing condition and will, by the time called for herein, make or have waived all inspections of the Property Buyer believes are necessary to protect its own interest in, and its contemplated use of, the Property. The Parties acknowledge that, except as otherwise stated in this Agreement, no representations, inducements, promises, agreements, assurances, oral or written, concerning the Property, or any aspect of the Occupational Safety and Health Act, hazardous substance laws, or any other act, ordinance or law, have been made by any Party, or relied upon by either Party hereto.

10. POSSESSION.

    10.1 Possession of the Property shall be given to Buyer at the Closing subject to the rights of tenants under the Lease.

11. BUYER'S ENTRY.

    11.1 At any time during the Escrow period, Buyer, and its agents and representatives, shall have the right at reasonable times and subject to rights of the Lessee under the Lease, to enter upon the Property for the purpose of making inspections and tests specified in this Agreement. Following any such entry or work, unless otherwise directed in writing by Seller, Buyer shall return the Property to the condition it was in prior to such entry or work, including the recompaction or removal of any disrupted soil or material as Seller may reasonably direct. All such inspections and tests and any other work conducted or materials furnished with respect to the Property by or for Buyer shall be paid for by Buyer as and when due and Buyer shall indemnify, defend, protect and hold harmless Seller and the Property of and from any and all claims, liabilities, demands, losses, costs, expenses (including reasonable attorney's fees), damages or recoveries, including those for injury to person or property, arising out of or relating to any such work or materials or the acts or omissions of Buyer, its agents or employee in connection therewith.

12. FURTHER DOCUMENTS AND ASSURANCES.

    12.1 Buyer and Seller shall each, diligently and in good faith, undertake all actions and procedures reasonably required to place the Escrow in condition for Closing as and when required by this Agreement. Buyer and Seller agree to provide all further information, and to execute and deliver all further documents and instruments, reasonably required by Escrow Holder or the Title Company.

13. PRIOR AGREEMENTS/AMENDMENTS.

    13.1 The Contract in effect as of the Date of Agreement supersedes any and all prior agreements between Seller and Buyer regarding the Property.

    13.2 Amendments to this Agreement are effective only if made in writing and executed by Buyer and Seller.

14. NOTICES.

    14.1 Whenever any Party hereto or Escrow Holder herein shall desire to give or serve any notice, demand, request, approval or other communication, each such communication shall be in writing and shall be delivered personally, by messenger or by mail, postage prepaid, addressed as set forth adjacent to that party's signature on this Agreement or by telecopy with receipt confirmed by telephone. Service of any such communication shall be deemed made on the date of actual receipt at such address.

    14.2 Any Party hereto may from time to time, by notice in writing served upon the other Party as aforesaid, designate a different address to which, or a different person or additional persons to whom, all communications are thereafter to be made.

15. DURATION OF OFFER.

    15.1 If this offer shall not be accepted by Seller on or before 5:00 P.M. according to the time standard applicable to the city of Agoura Hills on the date of August 15, 1995, it shall be deemed automatically revoked.

    15.2 The acceptance of this offer, or of any subsequent counter-offer hereto, that creates an agreement between the Parties as described in paragraph 1.2, shall be deemed made upon delivery to the other Party herein of a duly executed writing unconditionally accepting the last outstanding offer to counter-offer.

16. ARBITRATION OF DISPUTES. (THIS ARBITRATION OF DISPUTES PARAGRAPH IS APPLICABLE ONLY IF INITIALED BY BOTH PARTIES AND IS SUBJECT TO PARAGRAPH 17, BELOW.)

    16.1 ANY CONTROVERSY AS TO WHETHER SELLER IS ENTITLED TO THE LIQUIDATED DAMAGES AND/OR BUYER IS ENTITLED TO THE RETURN OF DEPOSIT MONEY, IF ANY, SHALL BE DETERMINED BY BINDING ARBITRATION BY, AND UNDER THE COMMERCIAL RULES (the "COMMERCIAL RULES") OF, THE AMERICAN ARBITRATION ASSOCIATION. HEARINGS ON SUCH ARBITRATION SHALL BE HELD IN THE COUNTY WHERE THE PROPERTY IS LOCATED. ANY SUCH CONTROVERSY SHALL BE ARBITRATED BY THREE (3) ARBITRATORS WHO SHALL BE IMPARTIAL REAL ESTATE BROKERS WITH AT LEAST FIVE (5) FULL TIME YEARS OF EXPERIENCE IN THE AREA WHERE THE PROPERTY IS LOCATED, IN THE TYPE OF REAL ESTATE THAT IS THE SUBJECT OF THIS AGREEMENT AND SHALL BE APPOINTED UNDER THE COMMERCIAL RULES.
THE ARBITRATORS SHALL HEAR AND DETERMINE SAID CONTROVERSY IN ACCORDANCE WITH APPLICABLE LAW AND THE INTENTION OF THE PARTIES AS EXPRESSED IN THIS AGREEMENT, AS THE SAME MAY HAVE BEEN DULY MODIFIED IN WRITING BY THE PARTIES PRIOR TO THE ARBITRATION, UPON THE EVIDENCE PRODUCED AT AN ARBITRATION HEARING SCHEDULED AT THE REQUEST OF EITHER PARTY. SUCH PRE-ARBITRATION DISCOVERY SHALL BE PERMITTED AS IS AUTHORIZED UNDER THE COMMERCIAL RULES OR STATE LAW APPLICABLE TO ARBITRATION PROCEEDINGS. THE AWARD SHALL BE EXECUTED BY AT LEAST TWO (2) OF THE THREE (3) ARBITRATORS, BE RENDERED WITHIN THIRTY (30) DAYS AFTER THE CONCLUSION OF THE HEARING. JUDGMENT MAY BE ENTERED ON THE AWARD IN ANY COURT OF COMPETENT JURISDICTION NOTWITHSTANDING THE FAILURE OF A PARTY DULY NOTIFIED OF THE ARBITRATION HEARING TO APPEAR THEREAT.

    16.2 BUYER'S RESORT TO OR PARTICIPATION IN SUCH ARBITRATION PROCEEDINGS SHALL NOT BAR SUIT IN A COURT OF COMPETENT JURISDICTION BY THE BUYER FOR DAMAGES AND/OR SPECIFIED PERFORMANCE UNLESS AND UNTIL THE ARBITRATION RESULTS IN AN AWARD TO THE SELLER OF LIQUIDATION DAMAGES, IN WHICH EVENT SUCH AWARD SHALL ACT AS A BAR AGAINST ANY ACTION BY BUYER FOR DAMAGES AND/OR SPECIFIC PERFORMANCE.

    16.3 NOTICE: BY INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

    WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.


              --------------           ---------------
              BUYER INITIALS           SELLER INITIALS

17. APPLICABLE LAW.

    17.1 This Agreement shall be governed by, and paragraph 16.3 amended to refer to, the laws of the State of Illinois.

18. TIME OF ESSENCE.

    18.1   Time is of the essence of this Agreement.

19. COUNTERPARTS.

    19.1 This Agreement may be executed by Buyer and Seller in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Escrow Holder, after verifying that the counterparts are identical except for the signatures, is authorized and instructed to combine the signed signature pages on one of the counterparts, which shall then constitute the Agreement.

20. THIRD PARTY BENEFICIARIES.

    20.1 This Agreement has been made and is made solely for the benefit of the Buyer and Seller and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

21. AUTHORITY.

    21.1 Each person or entity signing this Agreement represents and warrants that he, she or it is duly authorized and has full power, authority and legal right to execute and deliver, and to perform and observe the provisions of, this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by the parties to this Agreement have been duly authorized by all necessary legal action and the parties have obtained any necessary consent, approval of, notice to, or any action by, any person, firm, corporation or governmental entity or agency necessary or appropriate to consummate the transaction contemplated hereby.





                           [SIGNATURES ON FOLLOWING PAGES]

If this Agreement has been filled in it has been prepared for submission to your attorney for his approval. The undersigned Buyer offers and agrees to buy the Property on the terms and conditions stated and acknowledges receipt of a copy hereof.

                             BUYER:


                             --------------------------------------------------

                             By                  Date
                               ------------------    --------------------------

                             Name Printed:
                                          -------------------------------------

                             Title:
                                   --------------------------------------------


                             --------------------------------------------------
                             Address


                             --------------------------------------------------


                             ---------------     ------------------------------
                             Telephone           Facsimile No.

22. ACCEPTANCE.

    22.1 Seller accepts the foregoing offer to purchase the Property and hereby agrees to sell the Property to Buyer on the terms and conditions therein specified.

    22.2 Seller acknowledges receipt of a copy hereof and hereby delivers a signed copy to Buyer.

                             SELLER:

                               /s/ Bruce L. Ross
                             --------------------------------------------------

                             By Bruce L. Ross    Date         8-11-95
                               ------------------    --------------------------

                             Name Printed:
                             GUITAR CENTER MANAGEMENT COMPANY, INC., PROFIT SHARING PLAN AND TRUST

                             Title: TRUSTEE
                                   --------------------------------------------


                             --------------------------------------------------


                             --------------------------------------------------


                             ---------------     ------------------------------
                             Telephone           Facsimile No.